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         CONSOLIDATED CONTAINER CO. ANNOUNCES EXTENSION OF BANK WAIVER

    ATLANTA, GA, (February 15, 2002)--Consolidated Container Company LLC today announced that it has entered into a consent with the lenders under its credit agreement that extends the waiver it received on November 12, 2001 from February 15, 2002 through February 22, 2002. The Fourth Consent extends the waiver of compliance by Consolidated Container Company with certain financial covenants contained in the Credit Agreement, dated as of July 1, 1999, among Consolidated Container Holdings LLC, Consolidated Container Company LLC, as the Borrower, Bankers Trust Company, as Administrative Agent, JPMorgan Chase Bank (successor by merger to Morgan Guaranty Trust Company of New York), as Documentation Agent, and Credit Suisse First Boston (formerly known as Donaldson, Lufkin & Jenrette Securities Corporation), as Syndication Agent, from February 15, 2002 through February 22, 2002. Consolidated Container Company is currently negotiating an amendment to the credit agreement with its lenders. There can be no assurance, however, that it will be successful in entering into such an amendment or extending the waiver beyond February 22, 2002, if necessary.

    Consolidated Container Company is a leading U.S. developer, manufacturer and marketer of blow-molded rigid plastic containers for the beverage, consumer and industrial markets. The company was created in 1999 through the merger of Reid Plastics Holdings with the domestic plastic packaging operations of Suiza Foods Corporation.

    This press release contains "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements and the historical results of operations of Consolidated Container Company. These risks and uncertainties are discussed in Consolidated Container Company's Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 under the heading "Cautionary Statement".